EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FIRST
QUARTER 2020 FINANCIAL RESULTS AND UPDATED 2020 GUIDANCE

•	First quarter 2020 Net Income of $8.8 million and adjusted EBITDA of $31.0 million

•	Quarterly distribution coverage ratio of 7.45x

•	Declares quarterly cash distribution of $0.0625 per unit

•	Updates full year 2020 guidance due to uncertainty from the COVID-19 pandemic and destabilized market conditions

KILGORE, Texas, April 22, 2020 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the first quarter of 2020.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, "Operationally the Partnership was not immune to the impact of the COVID-19 pandemic and associated dislocation in the energy industry. However, the strategic steps commenced by the Partnership in July 2018 to return to a diversified specialty services midstream business with limited direct upstream exposure, should serve us well during this crisis and its severe economic impact. The Partnership is prioritizing the safety of our operations to protect the health of our employees, while continuing to focus on maintaining our long-term relationships with customers, vendors and stakeholders.

"In the first quarter, the Partnership was negatively impacted by lower refinery utilization and emerging demand weakness. The Terminalling and Storage segment beat first quarter guidance though the lubricants division began showing signs of weakening demand as we approached the end of the quarter. In the Sulfur Services segment, a delayed planting season reduced projected fertilizer sales; however, we are optimistic that the Partnership should regain some of this shortfall in the second quarter. This segment was further affected by lower refinery utilization which decreased sulfur volumes resulting in reduced operating fees in our sulfur prilling business. In the Transportation segment, better than expected marine performance was offset by falling refinery customer demand for our trucking services. Finally, the Natural Gas Liquids segment performance was impacted by lower butane margins.

"As we look forward, the Partnership is taking steps to further strengthen its financial position, while navigating these uncertain economic times. Specifically we are implementing several cost reduction strategies across our business segments in an attempt to minimize impact of current market conditions on the Partnership’s financial performance. In addition, we have identified and intend to defer until 2021 certain capital expenditures that will have no effect on the safety of our employees and business partners or impact operations."

GUIDANCE UPDATE

The Partnership is withdrawing its 2020 guidance published on January 28, 2020 for lack of visibility around reduced refinery utilization due to lower global demand for refined products as a result of COVID-19. The items below are updated and condensed:

MMLP 2020 Guidance	$ millions
Adjusted EBITDA	$95 - 107
Expansion Capital Expenditures	$9 - 10
Maintenance Capital Expenditures	$14 - 16

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains.  Some or all of those adjustments could be significant.

The Partnership plans to provide detailed 2020 guidance when energy market stabilization occurs and the effects of the continuing impact of the COVID-19 pandemic are clarified.

LIQUIDITY

At March 31, 2020, the Partnership had $170 million drawn on its $400 million revolving credit facility, a $31 million reduction from December 31, 2019. During the first quarter of 2020, the Partnership used proceeds of $5.9 million in asset sales to retire at a discount, $9.3 million of its outstanding senior notes, lowering the total outstanding to $364.5 million and generating a one-time gain of $3.5 million. Accordingly, the Partnership’s leverage ratio, as calculated under the revolving credit facility, was 4.7 times on March 31, 2020.

The Partnership’s 7.25% senior unsecured notes (the "2021 Notes") mature on February 15, 2021 and in the event they are not refinanced by August 19, 2020, the revolving credit facility will mature on the same date, August 19, 2020. The Partnership is actively seeking to refinance the 2021 Notes, and although no assurance of success can be given, we announced on April 6, 2020 the engagement of Stephens Inc. as a financial advisor to explore strategic alternatives to strengthen the Partnership's balance sheet and address near-term maturities.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.0625 per unit for the quarter ended March 31, 2020. The distribution is payable on May 15, 2020 to common unitholders of record as of the close of business on May 8, 2020. The ex-dividend date for the cash distribution is May 7, 2020. The Partnership continues to evaluate the distribution as it relates to our long-term capital structure goals.

COVID-19 RESPONSE

The Partnership has initiated protocols in response to the COVID-19 pandemic. These protocols include work from home initiatives to protect the health and safety of our employees as well as the communities where we operate, travel restrictions, and training personnel regarding preventative measures when accessing docks, vessels and operating locations. At this time all facilities are operational and monitored closely.

RESULTS OF OPERATIONS

The Partnership had net income from continuing operations for the three months ended March 31, 2020 of $8.8 million, or $0.22 per limited partner unit. The Partnership had a net loss from continuing operations for the three months ended March 31, 2019 of $4.8 million, a loss of $0.12 per limited partner unit. Adjusted EBITDA from continuing operations for the three months ended March 31, 2020 was $31.0 million compared to the three months ended March 31, 2019 of $25.6 million. Distributable cash flow from continuing operations for the three months ended March 31, 2020 was $18.3 million compared to the three months ended March 31, 2019 of $4.8 million.

The Partnership had no net income from discontinued operations for the three months ended March 31, 2020 compared to $1.1 million, or $0.03 per limited partner unit for the three months ended March 31, 2019.  The Partnership had no adjusted EBITDA from discontinued operations for the three months ended March 31, 2020 compared to $5.2 million for the three months ended March 31, 2019. The Partnership had no distributable cash flow from discontinued operations for the three months ended March 31, 2020 compared to $4.8 million for the three months ended March 31, 2019.

Revenues for the three months ended March 31, 2020 were $198.9 million compared to the three months ended March 31, 2019 of $240.0 million.

Distributable cash flow from continuing operations, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA from continuing operations, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three months ended March 31, 2020 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

An attachment accompanying this announcement is included in this 8-K as Exhibit 99.2.

Investors' Conference Call

An investors conference call to review the first quarter results and to discuss the updated guidance for 2020 will be held on Thursday, April 23, 2020 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695. For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 7893507. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID 19 pandemic generally, on an industry-specific basis, and on Martin Midstream Partners' specific operations and business, (ii) Martin Midstream Partners' ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) Martin Midstream Partners' pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA from continuing operations, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
Assets
Cash	$68	$2,856
Accounts and other receivables, less allowance for doubtful accounts of $498 and $532, respectively	59,073	87,254
Inventories	46,830	62,540
Due from affiliates	15,100	17,829
Fair value of derivatives	2	—
Other current assets	6,396	5,833
Assets held for sale	—	5,052
Total current assets	127,469	181,364

Property, plant and equipment, at cost	893,619	884,728
Accumulated depreciation	(479,301)	(467,531)
Property, plant and equipment, net	414,318	417,197

Goodwill	17,705	17,705
Right-of-use assets	25,771	23,901
Deferred income taxes, net	23,136	23,422
Other assets, net	3,800	3,567
Total assets	$612,199	$667,156

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$369,238	$6,758
Trade and other accounts payable	52,713	64,802
Product exchange payables	4,772	4,322
Due to affiliates	1,304	1,470
Income taxes payable	605	472
Fair value of derivatives	—	667
Other accrued liabilities	20,282	28,789
Total current liabilities	448,914	107,280

Long-term debt, net	165,543	569,788
Finance lease obligations	526	717
Operating lease liabilities	17,810	16,656
Other long-term obligations	8,907	8,911
Total liabilities	641,700	703,352

Commitments and contingencies
Partners’ capital (deficit)	(29,501)	(36,196)
Total partners’ capital (deficit)	(29,501)	(36,196)
Total liabilities and partners' capital (deficit)	$612,199	$667,156

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Terminalling and storage *	$20,474	$23,104
Transportation *	38,941	37,795
Sulfur services	2,915	2,859
Product sales: *
Natural gas liquids	82,211	116,474
Sulfur services	25,408	28,734
Terminalling and storage	28,934	31,067
	136,553	176,275
Total revenues	198,883	240,033

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	69,835	106,190
Sulfur services *	15,295	19,696
Terminalling and storage *	23,680	26,871
	108,810	152,757
Expenses:
Operating expenses *	51,282	51,849
Selling, general and administrative *	10,462	10,200
Depreciation and amortization	15,239	14,901
Total costs and expenses	185,793	229,707

Other operating income, net	2,510	(720)
Operating income	15,600	9,606

Other income (expense):
Interest expense, net	(9,925)	(13,671)
Gain on retirement of senior unsecured notes	3,484	—
Other, net	3	3
Total other expense	(6,438)	(13,668)

Net income (loss) before taxes	9,162	(4,062)
Income tax expense	(347)	(696)
Income (loss) from continuing operations	8,815	(4,758)
Income (loss) from discontinued operations, net of income taxes	—	1,102
Net income (loss)	8,815	(3,656)
Less general partner's interest in net (income) loss	(176)	73
Less income allocable to unvested restricted units	(55)	2
Limited partners' interest in net income (loss)	$8,584	$(3,581)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2020	2019
Revenues:*
Terminalling and storage	$15,874	$18,972
Transportation	5,894	5,643
Product Sales	92	421
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,767	2,574
Terminalling and storage	5,777	5,909
Expenses:
Operating expenses	21,771	22,536
Selling, general and administrative	8,312	8,535

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2020	2019
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$8,584	$(4,660)
Discontinued operations	—	1,079
	$8,584	$(3,581)
General partner interest:
Continuing operations	$176	$(95)
Discontinued operations	—	22
	$176	$(73)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.22	$(0.12)
Discontinued operations	—	0.03
	$0.22	$(0.09)
Weighted average limited partner units - basic	38,641	38,682
Diluted:
Continuing operations	$0.22	$(0.12)
Discontinued operations	—	0.03
	$0.22	$(0.09)
Weighted average limited partner units - diluted	38,644	38,682

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Dollars in thousands)

		Partners’ Capital (Deficit)
	Parent Net Investment	Common Limited		General Partner Amount
		Units	Amount		Total
Balances - January 1, 2019	$23,720	39,032,237	$258,085	$6,627	$288,432
Net loss	—	—	(3,583)	(73)	$(3,656)
Issuance of restricted units	—	16,944	—	—	$—
Forfeiture of restricted units	—	(118,087)	—	—	$—
Cash distributions	—	—	(19,221)	(392)	$(19,613)
Unit-based compensation	—	—	352	—	$352
Purchase of treasury units	—	(31,504)	(392)	—	$(392)
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	$(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781		$24,781
Contribution to parent	(23,720)	—	—	—	$(23,720)
Balances - March 31, 2019	$—	38,899,590	$157,629	$6,162	$163,791

Balances - January 1, 2020	$—	38,863,389	$(38,342)	$2,146	$(36,196)
Net loss	—	—	8,639	176	$8,815
Issuance of restricted units	—	81,000	—	—	$—
Forfeiture of restricted units	—	(84,134)	—	—	$—
Cash distributions	—	—	(2,408)	(49)	$(2,457)
Unit-based compensation	—	—	346	—	$346
Purchase of treasury units	—	(7,748)	(9)	—	$(9)
Balances - March 31, 2020	$—	38,852,507	$(31,774)	$2,273	$(29,501)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$8,815	$(3,656)
Less: (Income) loss from discontinued operations, net of income taxes	—	(1,102)
Net income (loss) from continuing operations	8,815	(4,758)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,239	14,901
Amortization and write-off of deferred debt issuance costs	492	895
Amortization of premium on notes payable	(77)	(77)
Deferred income tax expense	286	369
Loss on sale of property, plant and equipment, net	190	720
Gain on retirement of senior unsecured notes	(3,484)	—
Derivative (income) loss	(33)	239
Net cash paid for commodity derivatives	(636)	(385)
Unit-based compensation	346	352
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	26,413	13,451
Product exchange receivables	—	(15)
Inventories	15,710	15,235
Due from affiliates	2,729	(7,384)
Other current assets	(1,413)	(102)
Trade and other accounts payable	(10,440)	10,881
Product exchange payables	450	1,930
Due to affiliates	(166)	1,154
Income taxes payable	133	544
Other accrued liabilities	(9,118)	(11,177)
Change in other non-current assets and liabilities	(547)	(1,351)
Net cash provided by continuing operating activities	44,889	35,422
Net cash provided by discontinued operating activities	—	5,181
Net cash provided by operating activities	44,889	40,603

Cash flows from investing activities:
Payments for property, plant and equipment	(12,260)	(6,637)
Acquisitions	—	(23,720)
Payments for plant turnaround costs	(150)	(3,827)
Proceeds from involuntary conversion of property, plant and equipment	1,768	—
Proceeds from sale of property, plant and equipment	4,347	574
Net cash used in continuing investing activities	(6,295)	(33,610)
Net cash used in discontinued investing activities	—	(336)
Net cash used in investing activities	(6,295)	(33,946)

Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(114,724)	(89,255)
Proceeds from long-term debt	76,000	205,000
Purchase of treasury units	(9)	(392)
Payment of debt issuance costs	(192)	(77)
Excess purchase price over carrying value of acquired assets	—	(102,393)
Cash distributions paid	(2,457)	(19,613)
Net cash used in financing activities	(41,382)	(6,730)

Net decrease in cash	(2,788)	(73)
Cash at beginning of period	2,856	300
Cash at end of period	$68	$227
Non-cash additions to property, plant and equipment	$2,142	$2,001

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission on or about May 11, 2020.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,		Variance	Percent Change
	2020	2019
	(In thousands, except BBL per day)
Revenues:
Services	$22,167	$24,800	$(2,633)	(11)%
Products	28,967	31,092	(2,125)	(7)%
Total revenues	51,134	55,892	(4,758)	(9)%

Cost of products sold	24,988	28,277	(3,289)	(12)%
Operating expenses	12,951	13,353	(402)	(3)%
Selling, general and administrative expenses	1,659	1,349	310	23%
Depreciation and amortization	7,456	7,837	(381)	(5)%
	4,080	5,076	(996)	(20)%
Other operating income (loss), net	(3,051)	10	(3,061)	(30,610)%
Operating income	$1,029	$5,086	$(4,057)	(80)%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$45,174	$45,186	$(12)	—%
Operating expenses	35,162	35,265	(103)	—%
Selling, general and administrative expenses	2,135	2,085	50	2%
Depreciation and amortization	4,280	3,570	710	20%
	$3,597	$4,266	$(669)	(16)%
Other operating loss, net	(1,208)	(736)	(472)	(64)%
Operating income	$2,389	$3,530	$(1,141)	(32)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$2,915	$2,859	$56	2%
Products	25,421	28,734	(3,313)	(12)%
Total revenues	28,336	31,593	(3,257)	(10)%

Cost of products sold	16,804	21,566	(4,762)	(22)%
Operating expenses	2,910	2,163	747	35%
Selling, general and administrative expenses	1,203	1,178	25	2%
Depreciation and amortization	2,894	2,868	26	1%
	4,525	3,818	707	19%
Other operating income, net	6,771	—	6,771
Operating income	$11,296	$3,818	$7,478	196%

Sulfur (long tons)	183	109	74	68%
Fertilizer (long tons)	74	67	7	10%
Total sulfur services volumes (long tons)	257	176	81	46%

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended March 31, 2020 and 2019

	Three Months Ended March 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$82,215	$116,474	$(34,259)	(29)%
Cost of products sold	74,260	111,309	(37,049)	(33)%
Operating expenses	939	1,706	(767)	(45)%
Selling, general and administrative expenses	1,147	1,100	47	4%
Depreciation and amortization	609	626	(17)	(3)%
	5,260	1,733	3,527	204%
Other operating income (loss), net	(2)	6	(8)	(133)%
Operating income	$5,258	$1,739	$3,519	202%

NGL sales volumes (Bbls)	2,445	2,907	(462)	(16)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2020 and 2019, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Net income (loss)	$8,815	$(3,656)
Less: (Income) from discontinued operations, net of income taxes	—	(1,102)
Income (loss) from continuing operations	8,815	(4,758)
Adjustments:
Interest expense, net	9,925	13,671
Income tax expense	347	696
Depreciation and amortization	15,239	14,901
EBITDA from Continuing Operations	34,326	24,510
Adjustments:
Loss on sale of property, plant and equipment, net	190	720
Unrealized mark-to-market on commodity derivatives	(669)	(147)
Transaction costs associated with acquisitions	—	184
Lower of cost or market adjustments	335	—
Gain on repurchase of senior unsecured notes	(3,484)	—
Unit-based compensation	346	352
Adjusted EBITDA from Continuing Operations	31,044	25,619
Adjustments:
Interest expense, net	(9,925)	(13,671)
Income tax expense	(347)	(696)
Amortization of debt premium	(77)	(77)
Amortization of deferred debt issuance costs	492	895
Deferred income tax expense	286	369
Payments for plant turnaround costs	(150)	(3,827)
Maintenance capital expenditures	(3,026)	(3,859)
Distributable Cash Flow from Continuing Operations	$18,297	$4,753

Income from discontinued operations, net of income taxes	$—	$1,102
Adjustments:
Depreciation and amortization	—	4,081
EBITDA and Adjusted EBITDA from Discontinued Operations	—	5,183
Maintenance capital expenditures	—	(336)
Distributable Cash Flow from Discontinued Operations	$—	$4,847